Exhibit 99.3

Execution Version

QUOTA SHARE REINSURANCE AGREEMENT
(hereinafter referred to as this “Agreement”)

between

MBIA INSURANCE CORPORATION,
a New York stock insurance corporation
(hereinafter referred to as the “Company”)

and

MBIA INSURANCE CORP. OF ILLINOIS,
an Illinois stock insurance company
(hereinafter referred to as the “Reinsurer”)

i

Exhibits

Exhibit A Covered Policies

Exhibit B Estimated Effective Date Reserves

ii

QUOTA SHARE REINSURANCE AGREEMENT

This QUOTA SHARE REINSURANCE AGREEMENT (this “Agreement”), dated as of February 17, 2009, is entered into by and between MBIA Insurance Corporation, a New York stock insurance corporation (the “Company”), as reinsured, and MBIA Insurance Corp. of Illinois, an Illinois stock insurance company (the “Reinsurer”), as reinsurer.

In consideration of the mutual covenants and upon the terms and conditions set forth in this Agreement, the Company and the Reinsurer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms.  As used herein:

“Administrative Services Agreement” shall mean the Administrative Services Agreement entered into by and between the Company and the Reinsurer, entered into as of February 17, 2009, pursuant to which the Reinsurer agrees to perform administrative services on behalf of the Company with respect to the Issued Covered Policies, the Assumed Reinsurance Agreements, the Third-Party Reinsurance Agreements and the Assumed Covered Policies Services Agreement.

“Allocated Loss Adjustment Expenses” shall mean all court costs, interest upon judgments, and mitigation, investigation, adjustment, and legal expenses chargeable to or incurred in: (i) the mitigation, investigation, negotiation, settlement of or defense against a Loss, (ii) loss prevention, mitigation, or investigation in respect of Issued Covered Policies as to which the Company has posted a loss reserve, (iii) the investigation, prevention and workout of a potential Loss, (iv) the protection, perfection and exercise of any subrogation or salvage or reimbursement rights or security interests with respect to an Issued Covered Policy or (v) any deficiency resulting from loss settlement or workout of potential loss.  “Allocated Loss Adjustment Expenses” shall exclude all office expenses and salaries of officials and employees of the Company.

“Assumed Covered Policies” shall mean those Covered Policies which are reinsured by the Company.

“Assumed Covered Policies Services Agreements” means, to the extent such agreements relate to the Assumed Covered Policies, those agreements pursuant to which the Company provides administrative services with respect to the Assumed Covered Policies.

“Assumed Reinsurance Agreements” shall mean, to the extent such agreements relate to Assumed Covered Policies, those agreements of assumed reinsurance whereby the Company reinsures one or more of the Assumed Covered Policies.

“Bondholder” shall have the meaning set forth in Section 9.01.

“Business Day” shall mean a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which banking institutions or trust companies in the City of New York, New York are authorized or required by applicable law, regulation or executive order to remain closed.

“Ceding Commission” shall have the meaning set forth in Section 8.01.

“Ceding Insurers” shall mean the ceding insurers under the Assumed Reinsurance Agreements.

“Closing Date” shall mean the date of this Agreement.

“Company” shall have the meaning set forth in the introductory paragraph.

“Covered Policies” shall have the meaning set forth in Section 2.01.

“Effective Date” shall have the meaning set forth in Section 4.01.

“Effective Date Reserves” shall mean the aggregate net Loss and unearned premium reserves of the Company with respect to the Covered Policies as of the Effective Date.

“Estimated Ceding Commission” shall have the meaning set forth in Section 8.01.

“Estimated Effective Date Reserves” shall have the meaning set forth in Section 8.01.

“Exclusions” shall have the meaning set forth in Section 3.01.

“Extra Contractual Obligations” means all liabilities (i) for compensatory, consequential, exemplary, punitive or similar damages which directly relate to any alleged or actual act, error, omission, fraud or misrepresentation by any Person, any of its affiliates or any of its or its affiliates’ officers or employees, whether intentional or otherwise, in connection with the Covered Policies or (ii) from any actual or alleged reckless conduct or bad faith by any Person, any of its affiliates or any of its or its affiliates’ officers or employees in connection with such Person’s handling of any claim under any of the Covered Policies (including the settlement, defense of, or appeal of any claim) or in connection with the issuance, offer, sale, delivery, cancellation or administration by any Person or any of its affiliates or any of its or its affiliates’ officers or employees of any of the Covered Policies.

“FGIC Reinsurance Agreement” shall mean that certain Reinsurance Agreement dated as of September 30, 2008 by and between the Company and Financial Guaranty Insurance Company, a New York insurance corporation.

“Fee” shall mean a structuring fee, commitment (including forward commitment) fee, restructuring fee, make-whole payment, residual or other amount received by the Company in connection with a Covered Policy.

“Insolvency Fund” shall mean any Guaranty Fund, Insolvency Fund, Plan, Pool, Association Fund, or other arrangement, howsoever denominated, established or governed, which provides for any assessment of, or payment, or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors, or assigns which has been declared by any competent authority to be insolvent or which otherwise is deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

“Issued Covered Policies” shall mean those Covered Policies which are issued by the Company.

 “Issue” as used in this Agreement means all obligations of one Issuer sold or created simultaneously and which are secured by a single revenue source (with essentially the same structure), accepting credit risk on a common pool of reference credits or obligations.  The Company shall be the sole judge of what constitutes one Issue.

“Issuer” as used in this Agreement means, with respect to an Issue, the entity issuing the bonds, notes or other instruments comprising the Issue or the entity whose obligations are the subject of a Covered Policy or several related Covered Policies.  The Company shall be the sole judge of what constitutes one Issuer.

“Loss” shall mean (i) amounts incurred by the Company in settlement or satisfaction of claims under or in respect of Issued Covered Policies, (ii) any and all Allocated Loss Adjustment Expenses incurred by the Company under or in respect of Issued Covered Policies,  (iii) amounts payable to Ceding Insurers under and in respect of Assumed Covered Policies and (iv) Extra Contractual Obligations arising after the Effective Date from acts, errors or omissions of the Reinsurer, in each case of (i), (ii), (iii) and (iv), net of amounts actually collected by the Company or the Reinsurer under the Third-Party Reinsurance Agreements.

“Person” shall mean any individual, corporation, limited liability company, association, joint-stock company, business trust or other similar organization, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof.

“Payees” shall have the meaning set forth in Section 9.01.

“Quota Share” shall mean one hundred percent (100%).

“Ratings Agencies” means Moody’s Investors Service or any successor thereto and Standard & Poor’s Ratings Services or any successor thereto.

“Recovery” shall mean any amount actually received by the Company in respect of any Loss covered by the Reinsurer under this Agreement whether by subrogation, salvage, reimbursement or other recovery from the Issuer, Ceding Insurers or from any other party.

“Recovery Expenses” shall mean any expense, including court costs and legal expenses, incurred by the Company for purposes of obtaining a Recovery with respect to Losses, but excluding the expenses or salaries of the officers and employees of the Company or its affiliates or normal overhead expenses of the Company or its affiliates and excluding any expense that would constitute an Allocated Loss Adjustment Expense.

“Refinanced Obligation” shall have the meaning set forth in Section 2.03.

“Refinancing Obligation” shall have the meaning set forth in Section 2.03.

“Reinsurer” shall have the meaning set forth in the introductory paragraph.

“Second-to-Pay Policy” shall mean the Financial Guaranty Insurance Policy, Master Policy No. MBNA-0001, issued by the Reinsurer to The Bank of New York for the benefit of the Payees under the Covered Policies.

“Third-Party Reinsurance Agreements” shall mean, to the extent such treaties or agreements relate to Covered Policies, (a) all reinsurance treaties and agreements to which the Company is a ceding party that were in force on the date hereof, and (b) any such treaty or agreement that is terminated or expired but under which the Company may continue to receive reinsurance coverage.

ARTICLE II

BUSINESS COVERED AND ADMINISTRATION

Section 2.01. Business Covered.  This Agreement shall cover all insurance policies in effect as of the Effective Date and issued or reinsured by the Company prior to the Effective Date that provide insurance against financial loss by reason of nonpayment of obligations arising under Issues sold or created by Issuers and characterized by the Company as United States public finance business, other than policies reinsured by the Company under the FGIC Reinsurance Agreement (collectively, the “Covered Policies”) including, but not limited to, the policies set forth on Exhibit A .

Section 2.02. Quota Share Reinsurance.  Subject to the terms and conditions of this Agreement, the Company hereby cedes to the Reinsurer, and the Reinsurer hereby accepts and reinsures, the Quota Share of the Losses; provided, however, that, notwithstanding anything in this Agreement to the contrary, any payment by the Reinsurer in respect of a Covered Policy under the Second-to-Pay Policy shall, to the extent of such payment, discharge the Reinsurer from its related payment obligation to the Company under this Agreement in respect of the Covered Policy.  For the avoidance of doubt, (i) the Reinsurer assumes the risk that reinsurance under the Third-Party Reinsurance Agreements is not collected and (ii) the Reinsurer shall not be required to pay or reimburse the Company for Losses paid prior to the Effective Date.  As soon as practicable following the Closing Date, the parties shall settle any amount due each other under the terms of this Agreement for the period between the Effective Date and the Closing Date.

Section 2.03. Refinancing.  In the event of a refinancing (whether by refunding or otherwise) of the obligations insured under a Covered Policy (the “Refinanced Obligations”) by the issuance of new obligations that are insured by the Company or a Ceding Insurer (the “Refinancing Obligations”), (i) undertaken, in the sole judgment of the Reinsurer on behalf of the Company, to mitigate, prevent or improve the Company’s position in respect of a claim or loss under the Covered Policy or (ii) undertaken, in the sole judgment of the Reinsurer on behalf of the Company, to improve the credit quality or credit risk profile of the related Covered Policy or exposure, (iii) structured with terms or pricing that, in the sole opinion of the Reinsurer on behalf of the Company, are less attractive than current market terms or pricing for such a transaction but are undertaken because the pricing or terms in the Reinsurer’s sole opinion on behalf of the Company, are superior to the original structure or (iv) undertaken by a Ceding Insurer pursuant to the terms and conditions of an Assumed Reinsurance Agreement, the Reinsurer shall automatically assume under this Agreement the same Quota Share of the Refinancing Obligations as the Reinsurer assumed of the Refinanced Obligations.  Any Covered Policy issued by the Company or a Ceding Insurer in respect of the Refinancing Obligations shall be deemed to be a Covered Policy hereunder to the same extent as that of the original Covered Policy.

Section 2.04. Administration.  Pursuant to the Administrative Services Agreement, from and after the date hereof, the Reinsurer shall administer the Issued Covered Policies, the Assumed Reinsurance Agreements, the Third-Party Reinsurance Agreements and the Assumed Covered Policies Services Agreements directly on behalf of the Company.  Pursuant to the terms of the Administrative Services Agreement, the Reinsurer will provide to the Company accounting and other reports as to the Issued Covered Policies, the Assumed Reinsurance Agreements, the Third-Party Reinsurance Agreements and the Assumed Covered Policies Services Agreements.

Section 2.05. Second-To-Pay Policy.  The parties hereto acknowledge that as additional consideration for the Company entering into this Agreement, the Reinsurer agreed to issue the Second-To-Pay Policy.  The Company agrees and acknowledges that any payment by the Reinsurer in respect of a Covered Policy under the Second-To-Pay Policy shall, to the extent of such payment, discharge the Reinsurer from its related payment obligation to the Company (or to its liquidator, receiver, conservator or statutory successor) under this Agreement in respect of such Covered Policy, as well as from its obligation under Section 9.01(a) to make the related payment in respect of such Covered Policy directly to the applicable Payee.

ARTICLE III

EXCLUSIONS

Section 3.01. Exclusions.  This Agreement shall not apply to and specifically excludes loss, damage, cost or expense of any nature directly or indirectly caused by, resulting from or in connection with any of the following, regardless of any other cause or event contributing concurrently or in any other sequence to the loss (“Exclusions”):

(a) all liability of the Company arising by agreement, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund; and

(b) all liability for Extra Contractual Obligations arising prior to the Effective Date or arising after the Effective Date from acts, errors or omissions of the Company.

The Company shall indemnify the Reinsurer for any liability of the Reinsurer arising from any Exclusions.

ARTICLE IV

COMMENCEMENT; AMENDMENT

Section 4.01. Commencement.  This Agreement shall become effective as of 12:01 a.m. on January 1, 2009 (the “Effective Date”), and shall remain in full force and effect until all obligations of the parties under this Agreement have been satisfied.

Section 4.02. Amendment.  This Agreement may only be amended by written agreement of the Company and the Reinsurer.

ARTICLE V

THIRD-PARTY REINSURANCE AGREEMENTS

Section 5.01. Payment of Reinsurance Premium.  The Reinsurer shall be responsible for paying all payments of premiums, payments, fees and other consideration or amounts due under any Third-Party Reinsurance Agreements to the applicable third party reinsurers to the extent such amounts relate to the Covered Policies.

Section 5.02. Reinsurance Recoveries.  The Reinsurer shall be entitled to its Quota Share of all amounts actually collected under the Third-Party Reinsurance Agreements from and after the Effective Date relating to the Covered Policies.  The Company shall promptly remit to the Reinsurer any such amounts received by the Company.  The Reinsurer shall promptly remit to the Company any amounts with respect to the Third-Party Reinsurance Agreements received by the Reinsurer to the extent that such amounts relate to business of the Company other than the Covered Policies.  If, after the Effective Date, any Third-Party Reinsurance Agreements are commuted, (a) the Company will promptly pay the Reinsurer all amounts received upon such commutation in respect of the Covered Policies that relate to statutory loss and unearned premium reserves and (b) the Reinsurer will promptly pay to the Company a ceding commission equal to twenty two percent (22%) of any portion of such payment made to the Reinsurer under clause (a) above that relates to unearned premium reserves, which payment may be set off against the payment set forth under clause (a) above.

ARTICLE VI

RECOVERIES

Section 6.01. Recoveries.  The Reinsurer shall be entitled to its Quota Share of any Recovery.

Section 6.02. Recovery Expenses.  The Reinsurer shall be responsible for its Quota Share of any Recovery Expenses.

ARTICLE VII

REINSURANCE FOLLOWS ORIGINAL POLICIES

Section 7.01. Follow the Fortunes.  Except to the extent otherwise agreed between the Company and the Reinsurer in writing, all reinsurance under this Agreement shall be subject in all respects to the same rates, terms, conditions, waivers and interpretations, and to the same modifications, cancellations and alterations as the respective Covered Policies, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies, follow the fortunes of the Company; provided, however, that this Article shall not be construed to expand the liability of the Reinsurer beyond what is specifically assumed under this Agreement.

Section 7.02. Bound by Original Insurance.  The Reinsurer acknowledges the obligations of the Company to make payment under the Issued Covered Policies are unconditional, irrevocable and non-cancellable by the Company for any reason and that the Company has waived, and agreed not to assert, any and all rights (whether by counterclaim, set-off or otherwise) and defenses (including any defense of fraud or any defense based on misrepresentation, breach of warranty, or non-disclosure of information by any Person) whether acquired by subrogation, assignment or otherwise to the extent such rights and defenses may be available to the Company to avoid payment of its obligations under any Issued Covered Policy in accordance with the express provisions of any Issued Covered Policy.

Section 7.03. Third Party Rights.  Except as set forth in Articles IX or X, nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any Person not a party to this Agreement.

ARTICLE VIII

PREMIUMS AND COMMISSIONS

Section 8.01. Premiums and Commissions.  In consideration of the parties’ obligations under this Agreement, the following payments shall be made:

(a) The Company shall pay to the Reinsurer an amount equal to the Effective Date Reserves as follows:

(i) On the Closing Date, the Company shall pay to the Reinsurer an amount equal to the estimated Effective Date Reserves as shown on Exhibit B (the “Estimated Effective Date Reserves”).  The payment required by this Section 8.01(a)(i) shall be made by delivery to the Reinsurer of cash and/or securities approved by the Reinsurer having a market value as of the market close on the Business Day immediately prior to the Closing Date equal to the amount payable under this Section 8.01(a)(i).

(ii) Following the Closing Date, the parties agree to true-up the Effective Date Reserves.  Within 60 days following the Closing Date, the Reinsurer shall prepare and deliver to the Company a statement setting forth the actual Effective Date Reserves.  No later than five (5) days after receipt by the Company of the Effective Date Reserve true-up statement, the parties shall agree to the final Effective Date Reserves amount and if the Estimated Effective Date Reserves was (a) less than the actual Effective Date Reserves, the Company shall remit the difference to the Reinsurer or (b) more than the actual Effective Date Reserves, the Reinsurer shall remit the difference to the Company.  The true-up payment shall be made by delivery to the recipient party of cash and/or securities approved by the recipient party having a market value as of the market close on the Business Day immediately prior to the date of the true-up payment equal to the amount payable under this Section 8.01(a)(ii).

(b) The Reinsurer shall pay to the Company a ceding commission equal to twenty two percent (22%) of the amount of the unearned premium reserves included in the calculation of Effective Date Reserves (the “Ceding Commission”) as follows:

(i) On the Closing Date, the Reinsurer shall pay to the Company an amount equal to twenty two percent (22%) of the amount of the unearned premium reserves included in the calculation of Estimated Effective Date Reserves (the “Estimated Ceding Commission”), which payment may be set off against the payment set forth in Section 8.01(a)(i).

(ii) Following the Closing Date, the parties agree to true-up the Ceding Commission.  Within 60 days following the Closing Date, the Reinsurer shall prepare and deliver to the Company a statement setting forth the actual Ceding Commission based on the actual Effective Date Reserves.  No later than five (5) days after receipt by the Company of the Ceding Commission true-up statement, the parties shall agree to the final Ceding Commission and if the Estimated Ceding Commission was (a) less than the actual Ceding Commission, the Reinsurer shall remit the difference to the Company, or (b) more than the actual Ceding Commission, the Company shall remit the difference to the Reinsurer.  The payment required by this Section 8.01(b)(ii) may be set off against the payment set forth in Section 8.01(a)(ii).

(c) As additional consideration for the reinsurance provided under this Agreement, the Reinsurer shall be entitled to the Quota Share of any installment premium and Fees and other amounts actually collected on or after the Effective Date by the Company or the Reinsurer with respect to the Covered Policies.  The Company shall promptly remit to the Reinsurer any such amounts received by the Company.

(d) During the term of this Agreement, the Reinsurer will pay to the Company a ceding commission equal to twenty two percent (22%) of all installment premiums due to the Reinsurer pursuant to Section 8.01(c).  The Reinsurer shall pay the Company the ceding commission pursuant to this Section 8.01(d) on a monthly basis as installment premium is received.

(e) If, after the Closing Date, it is discovered that an error or omission was made in the calculation of any amount due under this Section 8.01, the parties shall rectify such error or omission as soon as practicable following discovery thereof.  Without limiting the foregoing, after the Closing Date, the Reinsurer will promptly upon notice remit to the Company, without any interest thereon, any amounts paid by the Company to the Reinsurer pursuant to this Section 8.01, net of ceding commissions (without any interest thereon) paid by the Reinsurer hereunder, with respect to any insurance policy that is determined not to have been a Covered Policy as of the Effective Date.  In addition, in the event that after the Closing Date it is discovered that an obligation insured by an insurance policy for which amounts have been paid to the Reinsurer pursuant to this Section 8.01 had been refunded (in whole or in part) prior to the Effective Date, the Reinsurer will promptly upon notice return to the Company, without any interest thereon, all or a portion of the amounts paid by the Company to the Reinsurer pursuant to this Section 8.01 in respect of such insurance policy to the extent necessary to put the Company in the same position it would have been in had the Company been made aware of the refunding prior to the Closing Date, net of ceding commissions (without any interest thereon) paid by the Reinsurer in respect thereof.

ARTICLE IX

CUT-THROUGH

Section 9.01. Cut-Through.

(a) During the term of this Agreement, the Reinsurer, on behalf of the Company, will pay directly to the applicable holder of the insured securities or obligations thereunder (“Bondholder”), to the trustee, paying agent or other third party fiduciary acting on behalf of such Bondholder, to the Company’s fiscal agent under an Issued Covered Policy, to any other Person that is entitled to receive payment from the Company under the terms of an Issued Covered Policy or to a Ceding Insurer, as the case may be, (any such Bondholder, other Person or Ceding Insurer, a “Payee”), in accordance with the terms of the Issued Covered Policy or Assumed Reinsurance Agreement, 100% of any claim due and payable by the Company under such Issued Covered Policy or Assumed Reinsurance Agreement in respect of an Assumed Covered Policy, subject to the terms, conditions, exclusions and limitations of such Issued Covered Policy or the applicable Assumed Reinsurance Agreement; provided, however, that, notwithstanding anything in this Agreement to the contrary, any payment by the Reinsurer under the Second-to-Pay Policy in respect of a Covered Policy shall, to the extent of such payment, discharge the Reinsurer from its obligation under this Section 9.01(a) to make the related payment directly to the applicable Payee.  As a condition of the Reinsurer’s payment obligation under this Section 9.01, the Payee shall provide written notice to the Reinsurer at the address specified in Section 16.02 of this Agreement (or any other address identified in writing by the Reinsurer to such Payee) for any Loss for which the Reinsurer may be liable pursuant to this Section.  Any such payment by the Reinsurer shall discharge the Company from its related payment obligation under or in respect of the subject Covered Policy and shall be treated as a payment by the Company for all purposes of such Covered Policy and related documentation and otherwise, including for purposes of the Company’s claims under Third-Party Reinsurance Agreements.  All notice, claims and suits or actions on or in respect of such Covered Policy may be made directly to the Reinsurer as though it had originally issued or reinsured such Covered Policy, as applicable.  Without limiting any rights of the Reinsurer set forth in the Administrative Services Agreement, in the event of any payment by the Reinsurer under this Section 9.01, the Reinsurer shall have the right to mitigate loss or otherwise to exercise any right of the Company with respect to the loss or claim under the Covered Policies.  Upon termination of this Agreement by the Company and the Reinsurer for any reason, the rights of the Payees to receive payments from the Reinsurer under this Section 9.01(a) shall cease immediately and automatically, without any further action on the part of the Company or the Reinsurer.  The Company and the Reinsurer agree that this Agreement may not be terminated by them without obtaining the prior approval of the insurance department of each of their domiciliary states; provided, however, that in no event shall the Reinsurer and the Company agree to terminate this Agreement unless, after giving effect to such termination (including any simultaneous transaction by the Company), the ratings assigned by the Rating Agencies to the underlying securities or obligations under the Covered Policies will not be downgraded or withdrawn.

(b) The Reinsurer shall have no obligation to indemnify the Company for amounts paid or payable by the Company in respect of a Covered Policy to the extent of any payments made by the Reinsurer to the applicable Payee of such Covered Policy in accordance with Section 9.01(a), and the Reinsurer shall be discharged of its payment obligations to the Company, or to its liquidator, receiver, conservator, rehabilitator or statutory successor, under this reinsurance to the extent of such payments.

(c) The parties hereto acknowledge and agree that a Payee (including the Ceding Insurers) shall be entitled, as an express third-party beneficiary, to enforce against the Reinsurer its obligations to make payment directly to such Payee in the circumstances described in this Section 9.01 to the same extent as if such Payee were a party hereto, it being understood that the third-party beneficiary right of any such Payee hereunder pertains solely to the payment obligations under or in respect of the related Covered Policy and does not pertain to any other provisions of this Agreement.

ARTICLE X

INSOLVENCY OF THE COMPANY

Section 10.01. Insolvency.

(a) In the event of insolvency and the appointment of a conservator, rehabilitator, liquidator or statutory successor of the Company, the portion of any risk or obligation assumed by the Reinsurer hereunder shall be payable, subject to Sections 9.01(a), 9.01(b) and 10.01(b), by the Reinsurer to the conservator, rehabilitator, liquidator, receiver or statutory successor of the Company, on the basis of the liability of the Company under the Covered Policies, without diminution because of that insolvency, or because the conservator, rehabilitator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims, directly to the Payees as their interest may appear.

(b) Payments by the Reinsurer as set forth above shall be made directly to the Company or to its conservator, rehabilitator, liquidator, receiver or statutory successor, except where payment is made pursuant to Section 9.01.  In the event that a Payee submits a claim to the Company’s conservator, rehabilitator, liquidator, receiver or statutory successor, the Reinsurer shall have the right to, in lieu of making a payment to such conservator, rehabilitator, liquidator, receiver or statutory successor, make a payment on the claim directly to the Payee pursuant to Section 9.01 of this Agreement.  Any such payment by the Reinsurer shall discharge the Reinsurer from its related payment obligation under the subject Covered Policy.  For the avoidance of doubt, the Payees are specified payees of the reinsurance under this Agreement in the event of the insolvency of the Company, as permitted by Section 1308(a)(2)(B)(i) of the New York Insurance Law.

(c) In the event of the insolvency of the Company, the rehabilitator, liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on each Covered Policy within a reasonable time after such claim is filed in the insolvency proceeding, and during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its rehabilitator, liquidator, receiver, conservator or statutory successor.  The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation or rehabilitation to the extent of the share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE XI

OFFSET

Section 11.01. Offset.  Except for payments to be made pursuant to Sections 8.01(a) and (b), which may only be offset against each other, the Company and the Reinsurer may offset any balance or amount, whether on account of premiums, premium adjustments, commissions, claims, Losses, Recoveries, or otherwise, due from one party to the other under this Agreement.  The party asserting the right of offset may exercise such right at any time whether the balance(s) due are on account of premiums or Losses or otherwise.  In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable law, including Section 7427 of the New York Insurance Law.  If payments are required to be made directly by the Reinsurer to any Payees as provided for in Article IX, no offset shall be allowed between the Reinsurer and such Payees; provided, however, that the Reinsurer shall continue to maintain its offset rights against the Company as set forth in this Section 11.01.

ARTICLE XII

ERRORS AND OMISSIONS

Section 12.01. Errors and Omissions.  Any inadvertent act, delay, omission or error by either party will not relieve the other party of any liability which would have attached under this Agreement, provided that such act, delay, omission or error shall not impose any greater liability on the Reinsurer than would have attached hereunder if such act, delay, omission or error had not occurred, and is rectified promptly or reasonably upon discovery by the responsible party.

ARTICLE XIII

CURRENCY

Section 13.01. Dollars.  Whenever the word “Dollars” or “dollars” or the “$” sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions and reports pursuant to this Agreement shall be in United States Dollars except as otherwise provided herein.

ARTICLE XIV

ARBITRATION

Section 14.01. Arbitration.

(a) Should an irreconcilable difference of opinion arise between the parties of this Agreement as to the interpretation of this Agreement or the transactions contemplated by this Agreement, such difference shall be submitted to arbitration upon the request of one of the parties, one arbitrator to be chosen by the Company and one by the Reinsurer and a third arbitrator to be chosen by the two arbitrators before they enter into arbitration.

(b) Should the arbitrators fail to agree upon the choice of a third arbitrator within thirty (30) days of the appointment of the last arbitrator, then each arbitrator shall name three candidates, of whom the other arbitrator shall decline two, with the decision among those remaining to be made by drawing lots.

(c) In the event that either party should fail to choose an arbitrator within (60) days following a written request by the other party to enter into arbitration, the requesting party may choose two arbitrators who shall in turn choose a third arbitrator before entering into arbitration.

(d) Each party shall present its case to the arbitrators. The written decision of any two of the three arbitrators shall be final and binding upon the Company and the Reinsurer.

(e) The arbitrators shall be relieved from all judicial formalities and may abstain from the strict rules of law, interpreting this Agreement as an honorable undertaking rather than as merely a legal obligation. By agreement between any two of the three, they may extend the time intervals contained in this Article.

(f) The arbitrators shall be active or retired disinterested executive officers of insurance or reinsurance companies.

(g) Each party shall pay the fee of its chosen arbitrator and half of the fee of the third arbitrator; the remaining costs of arbitration shall be paid as the written decision directs.

(h) Any arbitration shall take place in the State of New York. In all cases, such arbitration will be governed by the rules of the American Arbitration Association.

(i) Judgment may be entered upon the award of the Arbitrators in any court having jurisdiction.

ARTICLE XV

STATUTORY FINANCIAL CREDIT; RESERVES;

Section 15.01. Statutory Financial Statement Credit.  The Reinsurer shall take all steps necessary to comply with all applicable laws and regulations so as to permit the Company to obtain full credit for the reinsurance provided by this Agreement on its statutory financial statements in all applicable jurisdictions, including compliance with Section 6906 of the New York Insurance Law.  It is understood and agreed that any term or condition required by any such laws or regulations to be included in this Agreement for the Company to receive statutory financial statement credit for the reinsurance provided by this Agreement shall be deemed to be incorporated in this Agreement.

Section 15.02. Reserves.  Without limiting the provisions of Section 15.01, the Reinsurer shall maintain its applicable share of the reserves required to be established and maintained by the Company with respect to the Covered Policies reinsured hereunder under applicable law, including but not limited to reserves for Losses, unearned premium reserves and contingency reserves.

ARTICLE XVI

MISCELLANEOUS

Section 16.01. Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State’s principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.  If any term or provision of this Agreement shall be held void, illegal or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby.

Section 16.02. Notices.  All reports, payments, remittances, notices, letters, financial statements or any other communications between the parties to this Agreement shall be addressed as follows:

To the Company:

MBIA Insurance Corporation.
113 King Street
Armonk, New York 10504
Attn: General Counsel
Facsimile: (914) 765-3919

To the Reinsurer:

with respect to notices pursuant to Section 9.01:

MBIA Insurance Corp. of Illinois
113 King Street
Armonk, NY 10504
Attn: IPM Surveillance – Public Finance
Facsimile: (914) 765-3555

with respect to all other notices under this Agreement:

MBIA Insurance Corp. of Illinois
113 King Street
Armonk, New York 10504
Attn: General Counsel
Facsimile: (914) 765-3665

provided, however, that in the event a party notifies the other party in writing of a change in address, all such communications shall thereafter be directed to the address indicated in such notice.

Section 16.03. Integration.  This Agreement and the Administrative Services Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 16.04. Assignment.  Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by any party hereto (including by operation of law) without the prior consent of the other party hereto and the prior approval of the insurance department of each of the parties' domiciliary state; provided, however, that in no event shall the Reinsurer have the right to assign its rights or obligations hereunder to any entity unless at the time of such assignment such entity has insurer financial strength ratings issued by the Rating Agencies no lower than those of the Reinsurer at the time of such assignment.  For the avoidance of doubt, except as set forth in the immediately preceding sentence, no consent from any Person, including any Payee, shall be required for the Reinsurer to assign its rights and/or obligations hereunder in accordance with the immediately preceding sentence.

Section 16.05. Severability.  If any provision (or portion of a provision) of this Agreement shall be held to be invalid, illegal, or unenforceable according to the laws, regulations, or public policy of any jurisdiction, the validity, legality, and enforceability of the remaining provisions (and such portions of provisions) shall in no way be affected or impaired thereby, and such invalidity, illegality, or unenforceability of such provision (or such portion of a provision) in such jurisdiction shall not affect the validity, legality, or enforceability of such provision (or such portion of a provision) in any other jurisdiction.

Section 16.06. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.07. Interpretation.  For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole and all schedules and exhibits referenced in this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such term and to the masculine as well as to the feminine and neuter genders of such term.  Unless the context otherwise requires, references herein: (i) to Articles and Sections, mean the Articles and Sections of this Agreement; (ii) to an Agreement, instrument or other document means such Agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute in effect on the date hereof and includes any regulations promulgated thereunder as in effect on the date hereof.  Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first written above.

MBIA INSURANCE CORPORATION

By:	/s/ Ram D. Wertheim
Name:	Ram D. Wertheim
Title:	Managing Director, General Counsel and Secretary

MBIA INSURANCE CORP. OF ILLINOIS

By:	/s/ Daniel E. McManus
Name:	Daniel E. McManus
Title:	Managing Director and Secretary

[Signature page to Reinsurance Agreement]

Exhibit A

COVERED POLICIES

[Redacted]

1

Exhibit A-1

ASSUMED COVERED POLICIES

[Redacted]

2

Exhibit B

ESTIMATED EFFECTIVE DATE RESERVES

[Redacted]

1